                                                                    EXHIBIT 99.5

                                      PROXY

                         ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 22, 2000

                         STERLING FINANCIAL CORPORATION
                           101 North Pointe Boulevard
                       Lancaster, Pennsylvania 17601-4133


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Mary W. Wentz and Thomas Wright, and each or any of them, as proxies, with full power of substitution, to represent and vote, all of the shares of STERLING FINANCIAL CORPORATION common stock held of record by the undersigned on March 31, 2000, at the Annual Meeting of the shareholders to be held at the Willow Valley Family Resort and Conference Center, 2416 Willow Street Pike, Lancaster, Pennsylvania, on Monday, May 22, 2000, at 9:00 a.m. prevailing time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on the reverse side of this card.

         This Proxy, when properly signed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the merger proposal in Proposal 1, FOR Proposal 2, FOR Nominees listed in Proposal 3, and FOR Proposal 4.

         This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting, but if any other business is brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the management of Sterling Financial Corporation.

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and proxy Statement dated April __, 2000, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

         It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to attend this meeting. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting, give written notification to the secretary of the corporation and vote in person.

         1. Approve and adopt the agreement and plan of merger, dated as of January 25, 2000, by and between Sterling Financial Corporation and Hanover Bancorp, Inc.

                  [ ]      FOR       [ ]      AGAINST       [ ]     ABSTAIN

         2. Approve postponement or adjournment of the meeting to another time and/or place for the purpose of soliciting additional proxies, in the event that there are not sufficient votes at the time of the meeting to approve and adopt the merger proposal.

                  [ ]      FOR       [ ]      AGAINST       [ ]     ABSTAIN

         3. Election of Class of 2003 Directors to serve for a three-year term:

                           Nominees:                 S. Amy Argudo
                                                     Robert H. Caldwell
                                                     J. Robert Hess
                                                     J. Roger Moyer, Jr.
                                                     W. Garth Sprecher

                  [ ]      FOR all nominees listed above
                           (except as marked to contrary below)

                  [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

                  INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below:

                  ______________________________________________________________

         4. Proposal to ratify the selection of Ernst & Young, LLP as the Corporation's independent certified public accountants for the year ending December 31, 2000.

                  [ ]      FOR       [ ]      AGAINST       [ ]     ABSTAIN

                                     Dated: ____________________, 2000


                                     _________________________________
                                     Signature of Shareholder


                                     _________________________________
                                     Signature of Shareholder

Number of shares Held of Record
on March 31, 2000

         This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.